Exhibit 99.1
Contact:

Jon W. Clark
Chief Financial Officer
(888) 686-0112
-Or-
Ashley M. Mancuso
Investor Relations
(888) 686-0112
Gramercy Property Trust Reports First Quarter 2017 Financial Results
NEW YORK, N.Y. – May 2, 2017– Gramercy Property Trust (NYSE: GPT) today reported financial results for the first quarter of 2017.
Operating Results:

($ in thousands, except per share data)	Three Months Ended
	March 31,
	2017	2016
Net income (loss) to common shareholders	$7,568	$(2,492)
Net income (loss) per common share	$0.05	$(0.02)

FFO available to common shareholders and unitholders	$67,402	$62,066
FFO per common share	$0.47	$0.44

Core FFO available to common shareholders and unitholders	$72,454	$76,900
Core FFO per common share	$0.51	$0.54

AFFO available to common shareholders and unitholders	$68,067	$72,727
AFFO per common share	$0.48	$0.51
First Quarter 2017 Highlights

•	Acquired five properties in separate transactions for an aggregate purchase price of approximately $94.1 million with an initial cash capitalization rate of 7.4%.

•
Disposed of seven buildings including one vacant property for aggregate gross proceeds of $51.7 million. The weighted average remaining lease term for the occupied properties was 6.4 years at closing and the blended exit capitalization rate for the occupied properties was 6.5%.

•
Concluded the asset management agreement with KBS at the end of the first quarter of 2017. The Company earned asset management fees and incremental incentive fees of $1.4 million through the end of the arrangement.

•	In April 2017, raised $274.2 million of net proceeds through a public offering of 10,350,000 common shares.

•
Subsequent to quarter end, the Company and its partners entered into an agreement to sell 100% of Gramercy Property Europe plc for a total purchase price of €1.0 billion ($1.1 billion) with an exit capitalization rate of approximately 6.2%. The transaction and a simultaneous disposition by the Company of its 5.1% minority interest in eight former Goodman Europe joint venture properties is expected to result in net distributions to the Company of approximately €90.7 million ($96.6 million), inclusive of a promoted interest distribution of approximately €7.9 million ($8.4 million). The Company's funded equity in the assets to be sold equals approximately €53.1 million ($56.6 million).

•	Subsequent to quarter end, declared a second quarter 2017 common share dividend of $0.375 per share.
Summary
NEW YORK, N.Y. – May 2, 2017– Gramercy Property Trust (NYSE: GPT) today reported net income to common shareholders of $7.6 million, or $0.05 per diluted common share, for the three months ended March 31, 2017. Net income also includes $4.6 million of gains on disposals of real estate, net of impairments. Net income for the three months ended March 31, 2017 includes a $4.9 million other-than-temporary impairment attributable to the Company's retained CDO bonds.
For the first quarter of 2017, the Company generated NAREIT defined FFO of $67.4 million, or $0.47 per diluted common share, and for the first quarter of 2016, FFO was $62.1 million, or $0.44 per diluted common share. The Company also reported Core FFO of $72.5 million, or $0.51 per diluted common share during the quarter, compared to Core FFO of $76.9 million, or $0.54 per diluted common share for the first quarter of 2016. The Company generated adjusted funds from operations, or AFFO, of $68.1 million, or $0.48 per diluted common share during the first quarter of 2017, compared to AFFO of $72.7 million, or $0.51 per diluted common share for the first quarter of 2016. A reconciliation of FFO, Core FFO and AFFO to net income available to common shareholders is included in this press release.
For the first quarter of 2017, the Company recognized total revenues of approximately $130.0 million, an increase of 3% over total revenues of $126.2 million reported in the prior quarter, primarily attributable to acquisition activity. The Company reaffirms its previously announced outlook for 2017 with expected Core FFO of $2.10 - $2.25 per diluted common share and expected AFFO of $1.95 - $2.10 per diluted common share.
As of March 31, 2017, the Company owned interests in 318 properties containing an aggregate of approximately 66.7 million rentable square feet with 98.4% occupancy and an ABR weighted average remaining lease term of 7.5 years.
Property Acquisitions
In the first quarter of 2017, the Company acquired five industrial properties in separate transactions for an aggregate purchase price of approximately $94.1 million with an initial cash capitalization rate of 7.4%. In the first quarter of 2017, the Company also completed a build-to-suit property valued at $29.6 million and acquired a vacant property for $2.4 million.
Subsequent to quarter end, the Company acquired two properties in Savannah, Georgia and Baltimore, Maryland and entered into one build-to-suit transaction in Spartanburg, South Carolina, for total estimated investments across all three of $77.3 million at an initial cash capitalization rate of 7.8%.
First quarter 2017 property acquisitions are summarized in the chart below:

($ in thousands)
Acq. Date	Location	MSA	Property Type	Rentable Square Feet	Purchase Price	Occupancy	Acq. Cash NOI	S/L NOI
3/2/2017	Fort Worth, TX	Dallas	Industrial	618,728	$24,275	100.0%	$1,789	$1,848
3/24/2017	Fort Worth, TX	Dallas	Industrial	660,087	15,465	91.0%	1,366	N/A1
3/30/2017	Suwanee, GA	Atlanta	Industrial	176,820	11,165	100.0%	762	809
3/30/2017	Durham, NC	Raleigh/Durham	Industrial	132,000	9,200	100.0%	706	765
3/30/2017	Douglasville, GA2	Atlanta	Industrial	453,150	33,979	100.0%	2,316	2,463
Totals				2,040,785	$94,084	97.1%	$6,939	$5,885

1.
The second Fort Worth, TX acquisition was not fully stabilized at closing. NTM Cash NOI represents GPT's leasing and other assumptions over the first year of ownership. S/L NOI is not included due to partial vacancy in the asset at the current time.

2.	The Douglasville, GA acquisition purchase price and NTM Cash NOI is shown gross, inclusive of a credit received at closing from the seller for abated rent.

Property Dispositions
Pursuant to the Company's previously announced disposition plan, during the quarter, the Company disposed of seven buildings including one vacant property for aggregate gross proceeds of $51.7 million. The weighted average remaining lease term for the occupied properties was 6.4 years at closing and the blended exit capitalization rate for the occupied properties was 6.5%.
During the first quarter of 2017, the Company recorded net gain on disposals of $17.4 million for the seven assets sold during the quarter and impairment charges of $12.8 million related to two assets which are under contract to be sold in the second quarter.
Subsequent to quarter end, the Company disposed of two retail bank branches and one single-tenant office for $47.0 million.
First quarter 2017 property dispositions are summarized in the chart below:

($ in thousands)
Disp. Date	Location	MSA	Property Type	Rentable Square Feet	Sale Price	Disp. Cash NOI
2/17/2017	Chantilly, VA	Baltimore/Washington	Office	71,504	$25,250	$1,832
3/8/2017	Spokane, WA	Other	Office	86,304	2,625	(370)
3/22/2017	Canada[1]	Other	Industrial	297,620	16,823	1,045
3/31/2017	Long Beach, CA	Los Angeles	Office	11,722	2,675	111
3/31/2017	Lynwood, CA	Los Angeles	Office	11,096	2,450	103
3/31/2017	Long Beach, CA	Los Angeles	Office	9,626	1,860	84
Totals				487,872	$51,683	$2,805

1.	Represents two properties disposed of in Canada.
European Joint Ventures
At March 31, 2017, the Company owned a 14.2% interest in Gramercy Property Europe plc ("Gramercy Europe"), an 80% interest in the Goodman U.K. joint venture, and a 5.1% interest in eight former Goodman Europe joint venture properties (now 94.9% owned by Gramercy Europe).
During the first quarter of 2017, Gramercy Europe acquired one property. Since inception, Gramercy Europe has acquired 35 properties for €725.0 million, which includes the properties previously part of the former Goodman Europe joint venture.
Subsequent to quarter end, the Company and its partners entered into an agreement to sell 100% of Gramercy Europe's assets to a consortium of clients managed by AXA Investment Managers - Real Assets. The total gross valuation is approximately €1.0 billion ($1.1 billion) with an exit cap rate of approximately 6.2%. The transaction and a simultaneous disposition by the Company of its 5.1% minority interest in eight former Goodman Europe joint venture properties is expected to result in net distributions to the Company of approximately €90.7 million ($96.6 million), inclusive of a promoted interest distribution of approximately €7.9 million ($8.4 million). The Company funded €50.0 million ($53.3 million) of equity capital into Gramercy Europe and has a €3.1 million ($3.3 million) carrying value in the 5.1% minority interest.
Completion of the transaction is subject to the satisfaction of customary conditions. The transaction is expected to close in the third quarter of 2017; however, there can be no assurances that the transaction will close on the terms described herein or at all.
Leasing Activity
During the first quarter of 2017, the Company executed three new leases aggregating approximately 165 thousand square feet for an average lease term of 8.4 years and a leasing spread of 28.1% over prior annual base rent ("ABR"). Also, the Company executed and commenced two lease renewals aggregating approximately 700 thousand square feet for an average lease term of 7.5 years and a leasing spread of 20.4% over prior ABR.
Gramercy Asset Management
The Company's asset and property management business, which operates under the name Gramercy Asset Management, currently manages approximately $1.1 billion of commercial properties for third parties, including $918.0 million in Europe. At the end of the first quarter of 2017, the Company wound up the KBS asset management agreement. The Company sold almost 700 properties in 330 transactions on behalf of KBS, earning $24.0 million in incentive fees, and $35.8 million in fees for property and asset management services provided since December 2013 when the management agreement was renegotiated with KBS.
In the first quarter of 2017, Gramercy Asset Management recognized fee revenues of $4.6 million for property management, asset management, and administrative fees, as compared to $5.2 million for the prior quarter. The decrease in fees of approximately $0.6 million for the first quarter of 2017 is primarily attributable to the wind up of the KBS asset management agreement. Gramercy Asset Management recorded $1.4 million in incentive fees earned from the Company's third-party asset management business for the first quarter of 2017.
Corporate
As of March 31, 2017, the Company maintained approximately $784.5 million of liquidity, as compared to approximately $851.7 million of liquidity reported at the end of the prior quarter. Liquidity includes $56.3 million of unrestricted cash as compared to approximately $67.5 million reported at the end of the prior quarter. During the quarter, the Company drew down $60.0 million and repaid $5.0 million previously drawn on the Senior Unsecured Revolving Credit Facility.  As of March 31, 2017, there were $121.8 million of borrowings outstanding under the revolving credit facility.
General and administrative (or "G&A"), expenses were $8.8 million for the quarter ended March 31, 2017 compared to $9.3 million in the prior quarter. G&A expenses included non-cash share compensation costs of approximately $2.1 million for the quarter ended

March 31, 2017 compared to $1.6 million in the prior quarter. The decrease in G&A expenses of $0.5 million is primarily due to decreased compensation costs.
During the first quarter of 2017, the Company issued 731,453 shares through its "At-The-Market" equity issuance program ("ATM") for net proceeds of $19.7 million.
Public Offering
In April 2017, the Company completed an underwritten public offering of 10,350,000 common shares, which includes the exercise in full by the underwriters of their option to purchase 1,350,000 additional common shares. The common shares were issued at a public offering price of $27.60 per share and the net proceeds from the offering were approximately $274.2 million.
The Company intends to use the net proceeds of this offering to fund the future acquisition of its target assets and for working capital and other general corporate purposes, which may include the repayment or repurchase of indebtedness.
Dividends
The Company paid a first quarter 2017 dividend on the Company’s 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share on March 31, 2017 to preferred shareholders of record as of the close of business on March 15, 2017.
In April, the Company paid a dividend of $0.375 per common share for the first quarter of 2017. The first quarter dividend was paid on April 14, 2017 to holders of record as of March 31, 2017.
Subsequent to quarter end, the Company declared a second quarter 2017 common share dividend of $0.375 per share payable on July 14, 2017 to shareholders of record as of June 30, 2017.
Subsequent to quarter end, the Company also declared a second quarter 2017 dividend on the Company's 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share, payable on June 30, 2017 to preferred shareholders of record as of the close of business on June 20, 2017.
Company Profile
Gramercy Property Trust is a leading global investor and asset manager of commercial real estate. The Company specializes in acquiring and managing high quality, income producing commercial real estate leased to high quality tenants in major markets in the United States and Europe.
To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at 888-686-0112.
Conference Call
The Company's executive management team will host a conference call and audio webcast on Wednesday, May 3, 2017, at 11:00 AM EDT to discuss first quarter 2017 financial results. Presentation materials will be posted prior to the call on the Company's website, www.gptreit.com.
Interested parties may access the live call by dialing 1-888-317-6003, or for international participants 1-412-317-6061, using passcode 8507582. Additionally, the live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com in the Investor Relations section.
A replay of the call will be available at 2:00 PM EST, May 3, 2017 through midnight, May 17, 2017 by dialing 1-877-344-7529, or for international participants 1-412-317-0088, using the access code 10104833.
Disclaimer
Non GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release.

 Gramercy Property Trust
Condensed Consolidated Balance Sheets
(Unaudited, dollar amounts in thousands, except per share data)

	March 31, 2017	December 31, 2016
Assets:
Real estate investments, at cost:
Land	$804,044	$805,264
Building and improvements	4,108,891	4,053,125
Less: accumulated depreciation	(235,318)	(201,525)
Total real estate investments, net	4,677,617	4,656,864
Cash and cash equivalents	56,256	67,529
Restricted cash	13,101	12,904
Investment in unconsolidated equity investments	105,187	101,807
Assets held for sale, net	8,962	—
Tenant and other receivables, net	75,730	72,795
Acquired lease assets, net of accumulated amortization of $154,753 and $133,710	596,811	618,680
Other assets	73,196	72,948
Total assets	$5,606,860	$5,603,527
Liabilities and Equity:
Liabilities:
Senior unsecured revolving credit facility	$121,759	$65,837
Exchangeable senior notes, net	109,488	108,832
Mortgage notes payable, net	549,924	558,642
Senior unsecured notes, net	496,524	496,464
Senior unsecured term loans	1,225,000	1,225,000
Total long-term debt, net	2,502,695	2,454,775
Accounts payable and accrued expenses	42,381	58,380
Dividends payable	53,677	53,074
Below market lease liabilities, net of accumulated amortization of $28,350 and $26,416	216,401	230,183
Liabilities related to assets held for sale	3,128	—
Other liabilities	49,409	46,081
Total liabilities	2,867,691	2,842,493
Commitments and contingencies
Noncontrolling interest in the Operating Partnership	6,129	8,643
Equity:
Common shares, par value $0.01, 141,522,527 and 140,647,971 issued and outstanding at March 31, 2017 and December 31, 2016, respectively	1,415	1,406
Series A cumulative redeemable preferred shares, par value $0.01, liquidation preference $87,500, and 3,500,000 shares authorized, issued and outstanding at March 31, 2017 and December 31, 2016	84,394	84,394
Additional paid-in-capital	3,911,889	3,887,793
Accumulated other comprehensive loss	(1,611)	(4,128)
Accumulated deficit	(1,262,842)	(1,216,753)
Total shareholders' equity	2,733,245	2,752,712
Noncontrolling interest in other partnerships	(205)	(321)
Total equity	2,733,040	2,752,391
Total liabilities and equity	$5,606,860	$5,603,527

Gramercy Property Trust
Condensed Consolidated Statements of Operations
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues
Rental revenue	$103,282	$92,095
Third-party management fees	4,592	5,046
Operating expense reimbursements	20,368	22,582
Other income	1,752	822
Total revenues	129,994	120,545
Operating Expenses
Property operating expenses	23,186	24,169
Property management expenses	3,084	4,521
Depreciation and amortization	62,217	58,248
General and administrative expenses	8,756	7,722
Acquisition expenses	—	410
Total operating expenses	97,243	95,070
Operating Income	32,751	25,475
Other Expenses:
Interest expense	(23,056)	(21,953)
Net impairment recognized in earnings	(4,890)	—
Equity in net loss of unconsolidated equity investments	(94)	(2,755)
Loss on extinguishment of debt	(208)	(5,757)
Impairment of real estate investments	(12,771)	—
Loss from continuing operations before provision for taxes	(8,268)	(4,990)
Provision for taxes	196	(703)
Loss from continuing operations	(8,072)	(5,693)
Income (loss) from discontinued operations before gain on extinguishment of debt	(24)	2,710
Gain on extinguishment of debt	—	1,930
Income (loss) from discontinued operations	(24)	4,640
Loss before net gain on disposals	(8,096)	(1,053)
Net gain on disposals	17,377	—
Net income (loss)	9,281	(1,053)
Net income (loss) attributable to noncontrolling interest	(154)	120
Net income (loss) attributable to Gramercy Property Trust	9,127	(933)
Preferred share dividends	(1,559)	(1,559)
Net income (loss) available to common shareholders	$7,568	$(2,492)
Basic earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$0.05	$(0.05)
Net income (loss) from discontinued operations	—	0.03
Net income (loss) available to common shareholders	$0.05	$(0.02)
Diluted earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$0.05	$(0.05)
Net income (loss) from discontinued operations	—	0.03
Net income (loss) available to common shareholders	$0.05	$(0.02)
Basic weighted average common shares outstanding	140,907,399	140,060,405
Diluted weighted average common shares outstanding	141,875,619	140,060,405

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measure
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Net income (loss) attributable to common shareholders	$7,568	$(2,492)
Add:
Depreciation and amortization	62,217	58,248
FFO adjustments for unconsolidated equity investments	2,253	11,306
Net income (loss) attributable to noncontrolling interest	154	(120)
Net (income) loss from discontinued operations	24	(4,640)
Impairment of real estate investments	12,771	—
Less:
Non-real estate depreciation and amortization	(208)	(236)
Net gain on disposals	(17,377)	—
Funds from operations attributable to common shareholders and unitholders	$67,402	$62,066
Add:
Acquisition costs	—	410
Core FFO adjustments for unconsolidated equity investments	—	4,123
Other-than-temporary impairments on retained bonds	4,890	—
Loss on extinguishment of debt	208	3,827
Net income from discontinued operations related to properties	—	4,644
Mark-to-market on interest rate swaps	(46)	1,830
Core funds from operations attributable to common shareholders and unitholders	$72,454	$76,900
Add:
Non-cash share-based compensation expense	2,054	1,150
Amortization of market lease assets	2,908	3,994
Amortization of deferred financing costs and non-cash interest	840	117
Amortization of lease inducement costs	86	86
Non-real estate depreciation and amortization	208	236
Amortization of free rent received at property acquisition	304	339
Less:
AFFO adjustments for unconsolidated equity investments	14	823
Straight-lined rent	(7,260)	(6,761)
Amortization of market lease liabilities	(3,541)	(4,157)
Adjusted funds from operations attributable to common shareholders and unitholders	$68,067	$72,727
Funds from operations per share – basic	$0.48	$0.44
Funds from operations per share – diluted	$0.47	$0.44
Core funds from operations per share – basic	$0.51	$0.55
Core funds from operations per share – diluted	$0.51	$0.54
Adjusted funds from operations per share – basic	$0.48	$0.52
Adjusted funds from operations per share – diluted	$0.48	$0.51

Basic weighted average common shares outstanding – EPS	140,907,399	140,060,405
Weighted average non-vested share based payment awards	—	485,290
Weighted average partnership units held by noncontrolling interest	620,586	458,101
Weighted average common shares and units outstanding	141,527,985	141,003,796
Diluted weighted average common shares and common share equivalents outstanding – EPS[1]	141,875,619	140,060,405
Weighted average partnership units held by noncontrolling interest	620,586	458,101
Weighted average share based payment awards	471,328	961,155
Weighted average share options	—	5,445
Diluted weighted average common shares and units outstanding	142,967,533	141,485,106

1.
For the three months ended March 31, 2016, the diluted weighted average share calculation, which represents the denominator in diluted earnings per share, excludes potentially dilutive securities because including them would have been anti-dilutive during the period.

Disclaimers
Non-GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release.
Funds from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to noncontrolling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.
Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are presented excluding property acquisition costs, loss on extinguishment of debt, other-than-temporary impairments on retained bonds, mark-to-market on interest rate swaps, and one-time charges. AFFO of the Company also excludes non-cash share-based compensation expense, amortization of above- and below-market leases, amortization of deferred financing costs and non-cash interest, amortization of lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition, straight-line rent, and these AFFO adjustments as they pertain to the Company's unconsolidated equity investments. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company’s operating performances as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.
FFO, Core FFO and AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income (determined in accordance with GAAP), as indications of our financial performance, or to cash flow from operating activities as measures of our liquidity, nor are they entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculations of FFO, Core FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.
Forward-looking Information
This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including the factors listed in the Company's Annual Report on Form 10-K, in the Company's Quarterly Reports on Form 10-Q and in the Company's Current Reports on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.
No Solicitation
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.